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                                                                 Exhibit 1 (b)

                           METLIFE PORTFOLIOS, INC.

                             ARTICLES OF AMENDMENT
                   CHANGING NAME OF METLIFE PORTFOLIOS, INC.
                      PURSUANT TO MGCL SECTION 2-605 (B)

     MetLife Portfolios, Inc., a Maryland Corporation, having its principal office at Twenty South Charles Street, Suite 1200, Baltimore, Maryland 21201, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

          Article II is amended to read as follows:

          The name of the corporation is STATE STREET RESEARCH PORTFOLIOS, INC.

     SECOND: The name of the classes of common stock of the Corporation are hereby changed to State Street Research International Equity Fund and State Street Research International Fixed Income Fund.

     THIRD:    The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.

     FOURTH: The foregoing amendment to the charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland Corporation Law.

     FIFTH:    The Corporation is registered as an open-end company under the
Investment Company Act of 1940.
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     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 15th day of February, 1995.
                  ----        --------

                                                  STATE STREET RESEARCH
                                                  PORTFOLIOS, INC.


                                                  By: /s/ Albert Rosenthal
                                                      -----------------------
                                                  Name:
                                                  Title: Vice President


ATTEST:

/s/ P. S. Worthington
-----------------------
Name:
Title: Assistant Secretary

          THE UNDERSIGNED, the Vice President of METLIFE PORTFOLIOS, INC. who executed on behalf the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                                  /s/ Albert Rosenthal
                                                  -----------------------
                                                  Name:
                                                  Title: Vice President